UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015

INTUIT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue

Mountain View, CA 94043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 27, 2015, William V. Campbell decided to retire as Chairman of the Board of Directors (the “Board”) of Intuit Inc. (“Intuit”) and an employee of Intuit. On October 27, 2015, Edward A. Kangas decided to retire from the Board. Messrs. Campbell and Kangas will not stand for re-election at Intuit’s 2016 Annual Meeting of Shareholders (the “2016 Meeting”), which is scheduled to be held on January 21, 2016, and will continue to serve on the Board until that time.

ITEM 8.01	OTHER EVENTS

On October 28, 2015, the Board appointed Brad D. Smith to become Chairman of the Board, effective upon the conclusion of the 2016 Meeting and subject to his re-election to the Board at the 2016 Meeting.

On October 28, 2015, the Board appointed Suzanne Nora Johnson to become Intuit’s Lead Independent Director, effective upon the conclusion of the 2016 Meeting and subject to her re-election to the Board at the 2016 Meeting.

On October 28, 2015, the Board nominated Eve Burton to stand for election to the Board at the 2016 Meeting.

On October 27, 2015, the Company issued two press releases relating to the retirements of Messrs. Campbell and Kangas, the appointments of Mr. Smith to the role of Chairman of the Board and Ms. Nora Johnson to the role of Lead Independent Director and Ms. Burton’s nomination to the Board. These press releases are attached as Exhibits 99.01 and 99.02 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.01	Press release issued on October 27, 2015 by Intuit Inc.

99.02	Press release issued on October 27, 2015 by Intuit Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2015	INTUIT INC.

	By:	/s/ Laura A. Fennell
Laura A. Fennell
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.01	Press release issued on October 27, 2015 by Intuit Inc.

99.02	Press release issued on October 27, 2015 by Intuit Inc.